Exhibit 99.1

SXC HEALTH SOLUTIONS CORP. 2441 WARRENVILLE ROAD, STE 610 LISLE, IL 60532-3642

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. U.S. Eastern Daylight Savings Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. U.S. Eastern Daylight Savings Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you have not voted via the Internet or telephone, detach and return the bottom portion only in the enclosed envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Please do not write outside of designated areas.	M47457-TBD	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SXC HEALTH SOLUTIONS CORP.

The Board of Directors recommends you vote FOR the following proposal:		For	Against
1.

To approve the issuance of shares of SXC common stock pursuant to the Agreement and Plan of Merger, dated as of April 17, 2012, by and among SXC Health Solutions Corp., SXC Health Solutions, Inc., Catamaran I Corp., Catamaran II LLC and Catalyst Health Solutions, Inc.

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The Board of Directors recommends you vote FOR the following proposal:		For	Against
2.

To amend the SXC Health Solutions Corp. Long Term Incentive Plan to increase the maximum number of shares of Company common stock the Company may issue under the plan by 2,500,000 (which amendment will not be implemented if the merger described in the accompanying joint proxy statement/prospectus is not consummated).

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The Board of Directors recommends you vote FOR the following proposal:		For	Against
3.

To amend the SXC Health Solutions Corp. Articles of Continuance to effect a change in the corporate name of the Company from “SXC Health Solutions Corp.” to “Catamaran Corporation” (which amendment will not be implemented if the merger described in the accompanying joint proxy statement/prospectus is not consummated).

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The Board of Directors recommends you vote FOR the following proposal:		For	Against
4.	To adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Authorized Signatures: This section must be completed for your vote to be counted. Date and sign below.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. A proxy that is undated will be deemed to be dated on June 4, 2012, the date it was mailed to shareholders.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Special Meeting Admission Ticket

Special Meeting of SXC Health Solutions Corp. Shareholders

July 2, 2012

9:00 a.m., local time

Location:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice & Proxy Statement are available at www.proxyvote.com.

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M47458-TBD

SXC HEALTH SOLUTIONS CORP.

Special Meeting of Shareholders

to be held on July 2, 2012

This proxy is solicited on behalf of the Board of Directors

The persons named in this instrument of proxy are directors or officers of SXC Health Solutions Corp. (the “Company”). A shareholder has the right to appoint another person as a proxy (who needs not be a shareholder) to attend and act on such shareholder’s behalf at the 2012 Special Meeting of Company shareholders (the “Meeting”) other than the nominees designated herein. To exercise this right, the shareholder may insert the name of the desired person in the blank space provided herein or may submit another proper instrument of proxy and mail the completed instrument of proxy to the tabulating agent of the company, being Broadridge Financial Solutions, Inc., no later than 5:30 p.m. local time the day prior to the Meeting. This instrument of proxy, when properly executed, confers discretionary authority with respect to amendments or variations to matters identified in the Joint Proxy Statement/Prospectus, and to other matters that may properly come before the Meeting. At the time of printing this instrument of proxy, the Company knows of no other matters to come before the Meeting.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted: FOR Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

Appointment of Proxyholder

I/We, being Holder(s) of common shares of the Company hereby appoint : Mark A. Thierer, or failing him, Steven D. Cosler	OR	Print the name of the person you are appointing if this person is someone other than the management nominees listed herein as my/our proxyholder with full power of substitution and to vote in accordance with the directions listed on the reverse side including upon any ballot duly called thereat (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Meeting to be held at 9:00 a.m. local time on Monday, July 2, 2012 at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603, including upon any ballot duly called thereat and at any adjournment or postponement thereof, in the same manner, to the same extent and with same powers as if the undersigned were present at the Meeting, and without limiting the general authorization given, the persons above-named are specifically directed:

Continued and to be signed on reverse side